Exhibit 24(b)(11)

                                   EXHIBIT 11



                       Consent of Independent Accountants

         We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 19 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 24, 1997, relating to the financial statement and financial highlights of Rochester Fund Municipals which appears in such Statement of Additional
Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Prospectus.




/s/ Price Waterhouse LLP
-------------------------
PRICE WATERHOUSE LLP

Rochester, New York
March 13, 1997